Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2002, except as to Note 11, which is as of February 26, 2002, relating to the financial statements of Silicon Image, Inc., which appears in Silicon Image, Inc.’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

January 23, 2003